UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 17, 2006

DECTRON INTERNATIONALE INC.
(Exact Name of Registrant as Specified in Its Charter)

QUEBEC
(State or Other Jurisdiction of Incorporation)

001-14503	N/A
(Commission File Number)	(IRS Employer Identification No.)

4300 Poirier Blvd., Montreal, Quebec, Canada	H4R 2C5
(Address of Principal Executive Offices)	(Zip Code)

(514) 334-9609
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2006, Dectron Internationale, Inc. (“Dectron”) received a written Staff Determination notice from the Nasdaq Stock Market, stating that Dectron is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it had not timely filed its Annual Report on Form 10-K for the period ended January 31, 2006.  Subsequent to the date of such notice, on May 22, 2006, Dectron filed its Form 10-K. Dectron issued a press release on May 23, 2006 disclosing its receipt of the Nasdaq Staff Determination notice.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Nasdaq Staff Determination notice indicated that Dectron’s securities will be delisted from the Nasdaq Stock Market unless Dectron requests a hearing before a Nasdaq Listing Qualification Panel.  Accordingly, Dectron will request a hearing before a hearing panel to review the Nasdaq Staff Determination notice.  A timely request for a hearing will stay the delisting pending the hearing and a decision by the hearing panel.  There can be no assurance that the hearing panel will grant Dectron’s request for continued listing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1

Press Release dated May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dectron Internationale Inc.

Dated:  May 23, 2006

By:  /s/ Mauro Parissi

Name:  Mauro Parissi

Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 23, 2006